November 13, 2019

Registration Statement No. 333-217200

Filed Pursuant to Rule 433

Long/Short #BigTech? @NYSE FANG+ Index offers exposure to 10 of the industry leaders representing today’s global #Tech sector. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

Long/Short #BigTech? Trade leverage & inverse sector specific 3x, 2x, 1x, -1x, -2x & -3x ETNs linked to the @NYSE FANG+ Index $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD To learn more, visit MicroSectors.com/fang

Going long #Tech? MicroSectors offers 3x, 2x, & 1x concentrated, Tech specific ETNs designed for #Bullish investors. $FNGU $FNGO $FNGS To learn more, visit MicroSectors.com/fang

Going short #Tech? MicroSectors offers -3x, -2x & -1x concentrated, Tech specific ETNs designed for #Bearish investors. $FNGD $FNGZ $GNAF To learn more, visit MicroSectors.com/fang

$FNGU on the move! 3x ETNs linked to the @NYSE FANG+ Index, which consists of: $AAPL $AMZN $BABA $BIDU $FB $GOOGL $NFLX $NVDA $TSLA $TWTR MicroSectors.com/fang

$FNGO on the move! 2x ETNs linked to the @NYSE FANG+ Index, which consists of: $AAPL $AMZN $BABA $BIDU $FB $GOOGL $NFLX $NVDA $TSLA $TWTR MicroSectors.com/fang

$FNGS on the move! 1x ETNs linked to the @NYSE FANG+ Index, which consists of: $AAPL $AMZN $BABA $BIDU $FB $GOOGL $NFLX $NVDA $TSLA $TWTR MicroSectors.com/fang

$GNAF on the move! -1x ETNs linked to the @NYSE FANG+ Index, which consists of: $AAPL $AMZN $BABA $BIDU $FB $GOOGL $NFLX $NVDA $TSLA $TWTR MicroSectors.com/fang

$FNGZ on the move! -2x ETNs linked to the @NYSE FANG+ Index, which consists of: $AAPL $AMZN $BABA $BIDU $FB $GOOGL $NFLX $NVDA $TSLA $TWTR MicroSectors.com/fang

$FNGD on the move! -3x ETNs linked to the @NYSE FANG+ Index, which consists of: $AAPL $AMZN $BABA $BIDU $FB $GOOGL $NFLX $NVDA $TSLA $TWTR MicroSectors.com/fang

Trade the FANGs with leverage! $FNGU 3x ETNs linked to the @NYSE FANG+ Index which consists of: $AAPL $AMZN $BABA $BIDU $FB $GOOGL $NFLX $NVDA $TSLA $TWTR MicroSectors.com/fang

Trade the FANGs with leverage! $FNGO 2x ETNs linked to the @NYSE FANG+ Index which consists of: $AAPL $AMZN $BABA $BIDU $FB $GOOGL $NFLX $NVDA $TSLA $TWTR MicroSectors.com/fang

Buy the FANGs! $FNGS 1x ETNs linked to the @NYSE FANG+ Index which consists of: $AAPL $AMZN $BABA $BIDU $FB $GOOGL $NFLX $NVDA $TSLA $TWTR MicroSectors.com/fang

Go short the FANGs with inverse leverage! $GNAF -1x ETNs linked to the @NYSE FANG+ Index which consists of: $AAPL $AMZN $BABA $BIDU $FB $GOOGL $NFLX $NVDA $TSLA $TWTR MicroSectors.com/fang

Go short the FANGs with inverse leverage! $FNGZ -2x ETNs linked to the @NYSE FANG+ Index which consists of: $AAPL $AMZN $BABA $BIDU $FB $GOOGL $NFLX $NVDA $TSLA $TWTR MicroSectors.com/fang

Go short the FANGs with inverse leverage! $FNGD -3x ETNs linked to the @NYSE FANG+ Index which consists of: $AAPL $AMZN $BABA $BIDU $FB $GOOGL $NFLX $NVDA $TSLA $TWTR MicroSectors.com/fang

$FNGU & $FNGD trading! 3x & -3x ETNs tied to @NYSE FANG+ Index which consists of: $AAPL $AMZN $BABA $BIDU $FB $GOOGL $NFLX $NVDA $TSLA $TWTR MicroSectors.com/fang

$FNGO & $FNGZ trading! 2x & -2x ETNs tied to @NYSE FANG+ Index which consists of: $AAPL $AMZN $BABA $BIDU $FB $GOOGL $NFLX $NVDA $TSLA $TWTR MicroSectors.com/fang

$FNGS & $GNAF trading! 1x & -1x ETNs tied to @NYSE FANG+ Index which consists of: $AAPL $AMZN $BABA $BIDU $FB $GOOGL $NFLX $NVDA $TSLA $TWTR MicroSectors.com/fang

FED meeting next week. What does that mean for the @NYSE FANG+ Index and the biggest names in #Tech? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

FED meeting this week. What does that mean for the @NYSE FANG+ Index and the biggest names in #Tech? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

FED meeting tomorrow. What does that mean for the @NYSE FANG+ Index and the biggest names in #Tech? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

FED meeting today. What does that mean for the @NYSE FANG+ Index and the biggest names in #Tech? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

The #FED is scheduled to meet today & is expected by many to cut interest rates. How will #BigTech react? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

The #FED is scheduled to meet today & is expected by many to raise interest rates. How will #BigTech react? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

Prior month #FED minutes scheduled for release today. What will happen to FANG+ stocks? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD Learn more about Leveraged & Inverse FANG+ ETNs here: MicroSectors.com/fang

Trade #Tech news? $FNGU & $FNGD offer 3x & -3x exposure to the @NYSE FANG+ Index. The index comprised of 10 innovative #Tech companies. $AAPL $AMZN $BABA $BIDU $FB $GOOGL $NFLX $NVDA $TSLA $TWTR MicroSectors.com/fang

Trade #Tech news? $FNGO & $FNGZ offer 2x & -2x exposure to the @NYSE FANG+ Index. The index comprised of 10 innovative #Tech companies. $AAPL $AMZN $BABA $BIDU $FB $GOOGL $NFLX $NVDA $TSLA $TWTR MicroSectors.com/fang

Trade #Tech news? $FNGS & $GNAF offer 1x & -1x exposure to the @NYSE FANG+ Index. The index comprised of 10 innovative #Tech companies. $AAPL $AMZN $BABA $BIDU $FB $GOOGL $NFLX $NVDA $TSLA $TWTR MicroSectors.com/fang

Tech rally today! How will that impact the @NYSE FANG+ Index? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

Tech stocks sell off today! How will that impact the @NYSE FANG+ Index? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

Tech rally today! Will the @NYSE FANG+ Index outperform the NASDAQ-100 $NDX again? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

Tech rally today! Will the @NYSE FANG+ Index outperform the Tech Select Index $IXT again? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

.@NYSE FANG+ Index Exchange Traded Notes on the move today! Index includes $AAPL. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

.@NYSE FANG+ Index Exchange Traded Notes on the move today! Index includes $AMZN. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

.@NYSE FANG+ Index Exchange Traded Notes on the move today! Index includes $BABA. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

.@NYSE FANG+ Index Exchange Traded Notes on the move today! Index includes $BIDU. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

.@NYSE FANG+ Index Exchange Traded Notes on the move today! Index includes $FB. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

.@NYSE FANG+ Index Exchange Traded Notes on the move today! Index includes $GOOGL. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

.@NYSE FANG+ Index Exchange Traded Notes on the move today! Index includes $NFLX. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

.@NYSE FANG+ Index Exchange Traded Notes on the move today! Index includes $NVDA. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

.@NYSE FANG+ Index Exchange Traded Notes on the move today! Index includes $TSLA. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

.@NYSE FANG+ Index Exchange Traded Notes on the move today! Index includes $TWTR. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

Do you trade $AAPL? Check out the MicroSectors @NYSE FANG+ Exchange Traded Notes. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

Do you trade $AMZN? Check out the MicroSectors @NYSE FANG+ Exchange Traded Notes. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

Do you trade $BABA? Check out the MicroSectors @NYSE FANG+ Exchange Traded Notes. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

Do you trade $BIDU? Check out the MicroSectors @NYSE FANG+ Exchange Traded Notes. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

Do you trade $FB? Check out the MicroSectors @NYSE FANG+ Exchange Traded Notes. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

Do you trade $GOOGL? Check out the MicroSectors @NYSE FANG+ Exchange Traded Notes. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

Do you trade $NFLX? Check out the MicroSectors @NYSE FANG+ Exchange Traded Notes. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

Do you trade $NVDA? Check out the MicroSectors @NYSE FANG+ Exchange Traded Notes. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

Do you trade $TSLA? Check out the MicroSectors @NYSE FANG+ Exchange Traded Notes. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

Do you trade $TWTR? Check out the MicroSectors @NYSE FANG+ Exchange Traded Notes. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$AAPL is on the move today! See how it impacts the MicroSectors @NYSE FANG+ Exchange Traded Notes. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$AMZN is on the move today! See how it impacts the MicroSectors @NYSE FANG+ Exchange Traded Notes. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$BABA is on the move today! See how it impacts the MicroSectors @NYSE FANG+ Exchange Traded Notes. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$BIDU is on the move today! See how it impacts the MicroSectors @NYSE FANG+ Exchange Traded Notes. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$FB is on the move today! See how it impacts the MicroSectors @NYSE FANG+ Exchange Traded Notes. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$GOOGL is on the move today! See how it impacts the MicroSectors @NYSE FANG+ Exchange Traded Notes. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$NFLX is on the move today! See how it impacts the MicroSectors @NYSE FANG+ Exchange Traded Notes. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$NVDA is on the move today! See how it impacts the MicroSectors @NYSE FANG+ Exchange Traded Notes. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$TSLA is on the move today! See how it impacts the MicroSectors @NYSE FANG+ Exchange Traded Notes. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$TWTR is on the move today! See how it impacts the MicroSectors @NYSE FANG+ Exchange Traded Notes. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

PepsiCo in a #Tech index? Did you know that $PEP is currently a top 10 holding in Nasdaq-100 $NDX. Trade ONLY Tech with @NYSE FANG+. #WhatsInYourIndex $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

Costco in a #Tech index? Did you know that $COST is currently a top 15 holding in Nasdaq-100 $NDX. Trade ONLY Tech with @NYSE FANG+. #WhatsInYourIndex $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

Starbucks in a #Tech index? Did you know that $SBUX is currently a top 25 holding in Nasdaq-100 $NDX. Trade ONLY Tech with @NYSE FANG+. #WhatsInYourIndex $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

MasterCard in a #Tech index? Did you know that $MA is currently a top 5 holding in the Tech Select Index $IXT. Trade ONLY Tech with @NYSE FANG+. #WhatsInYourIndex $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

Visa in a #Tech index? Did you know that $V is currently a top 5 holding in the Tech Select Index $IXT. Trade ONLY Tech with @NYSE FANG+. #WhatsInYourIndex $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$PEP announces earnings miss. See how it impacts "Tech" Index $NDX. Learn more about the FANG+ Index and related products here: $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$COST announces earnings miss. See how it impacts "Tech" Index $NDX. Learn more about the FANG+ Index and related products here: $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$SBUX announces earnings miss. See how it impacts "Tech" Index $NDX. Learn more about the FANG+ Index and related products here: $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$MA announces earnings miss. See how it impacts "Tech" Select Index $IXT. Learn more about the FANG+ Index and related products here: $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$V announces earnings miss. See how it impacts "Tech" Select Index $IXT. Learn more about the FANG+ Index and related products here: $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

More #TrumpTariffs announced. What does that mean for 10 big names in #Tech that comprise the @NYSE FANG+ Index? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

Hiring & unemployment numbers scheduled for release today. What does that mean for the FANG+ Index? The index consisting of 10 #Tech innovators. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD Learn more here: MicroSectors.com/fang

Nonfarm payrolls announcement today #NFP. What does that mean for the FANG+ Index? The index consisting of 10 #Tech innovators. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD Learn more here: MicroSectors.com/fang

CPI announcement today. What does that mean for the FANG+ Index? The index consisting of 10 #Tech innovators. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

GDP announcement today. What does that mean for the FANG+ Index? The index consisting of 10 #Tech innovators. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

Consumer spending announcement today. What does that mean for the FANG+ Index? The index consisting of 10 #Tech innovators. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$AAPL announces earnings next week! How will it impact the @NYSE FANG+ Exchange Traded Notes? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$AMZN announces earnings next week! How will it impact the @NYSE FANG+ Exchange Traded Notes? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$BABA announces earnings next week! How will it impact the @NYSE FANG+ Exchange Traded Notes? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$BIDU announces earnings next week! How will it impact the @NYSE FANG+ Exchange Traded Notes? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$FB announces earnings next week! How will it impact the @NYSE FANG+ Exchange Traded Notes? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$GOOGL announces earnings next week! How will it impact the @NYSE FANG+ Exchange Traded Notes? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$NFLX announces earnings next week! How will it impact the @NYSE FANG+ Exchange Traded Notes? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$NVDA announces earnings next week! How will it impact the @NYSE FANG+ Exchange Traded Notes? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$TSLA announces earnings next week! How will it impact the @NYSE FANG+ Exchange Traded Notes? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$TWTR announces earnings next week! How will it impact the @NYSE FANG+ Exchange Traded Notes? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$AAPL announces earnings tomorrow! How will it impact the @NYSE FANG+ Exchange Traded Notes? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$AMZN announces earnings tomorrow! How will it impact the @NYSE FANG+ Exchange Traded Notes? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$BABA announces earnings tomorrow! How will it impact the @NYSE FANG+ Exchange Traded Notes? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$BIDU announces earnings tomorrow! How will it impact the @NYSE FANG+ Exchange Traded Notes? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$FB announces earnings tomorrow! How will it impact the @NYSE FANG+ Exchange Traded Notes? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$GOOGL announces earnings tomorrow! How will it impact the @NYSE FANG+ Exchange Traded Notes? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$NFLX announces earnings tomorrow! How will it impact the @NYSE FANG+ Exchange Traded Notes? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$NVDA announces earnings tomorrow! How will it impact the @NYSE FANG+ Exchange Traded Notes? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$TSLA announces earnings tomorrow! How will it impact the @NYSE FANG+ Exchange Traded Notes? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$TWTR announces earnings tomorrow! How will it impact the @NYSE FANG+ Exchange Traded Notes? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$AAPL announces earnings tomorrow! Will the @NYSE FANG+ Exchange Traded Notes be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$AMZN announces earnings tomorrow! Will the @NYSE FANG+ Exchange Traded Notes be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$BABA announces earnings tomorrow! Will the @NYSE FANG+ Exchange Traded Notes be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$BIDU announces earnings tomorrow! Will the @NYSE FANG+ Exchange Traded Notes be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$FB announces earnings tomorrow! Will the @NYSE FANG+ Exchange Traded Notes be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$GOOGL announces earnings tomorrow! Will the @NYSE FANG+ Exchange Traded Notes be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$NFLX announces earnings tomorrow! Will the @NYSE FANG+ Exchange Traded Notes be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$NVDA announces earnings tomorrow! Will the @NYSE FANG+ Exchange Traded Notes be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$TSLA announces earnings tomorrow! Will the @NYSE FANG+ Exchange Traded Notes be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$TWTR announces earnings tomorrow! Will the @NYSE FANG+ Exchange Traded Notes be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$AAPL announces earnings today! Will the @NYSE FANG+ Exchange Traded Notes be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$AMZN announces earnings today! Will the @NYSE FANG+ Exchange Traded Notes be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$BABA announces earnings today! Will the @NYSE FANG+ Exchange Traded Notes be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$BIDU announces earnings today! Will the @NYSE FANG+ Exchange Traded Notes be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$FB announces earnings today! Will the @NYSE FANG+ Exchange Traded Notes be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$GOOGL announces earnings today! Will the @NYSE FANG+ Exchange Traded Notes be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$NFLX announces earnings today! Will the @NYSE FANG+ Exchange Traded Notes be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$NVDA announces earnings today! Will the @NYSE FANG+ Exchange Traded Notes be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$TSLA announces earnings today! Will the @NYSE FANG+ Exchange Traded Notes be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$TWTR announces earnings today! Will the @NYSE FANG+ Exchange Traded Notes be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$AAPL announces earnings this week. How will that impact the @NYSE FANG+ Index? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$AMZN announces earnings this week. How will that impact the @NYSE FANG+ Index? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$BABA announces earnings this week. How will that impact the @NYSE FANG+ Index? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$BIDU announces earnings this week. How will that impact the @NYSE FANG+ Index? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$FB announces earnings this week. How will that impact the @NYSE FANG+ Index? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$GOOGL announces earnings this week. How will that impact the @NYSE FANG+ Index? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$NFLX announces earnings this week. How will that impact the @NYSE FANG+ Index? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$NVDA announces earnings this week. How will that impact the @NYSE FANG+ Index? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$TSLA announces earnings this week. How will that impact the @NYSE FANG+ Index? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$TWTR announces earnings this week. How will that impact the @NYSE FANG+ Index? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$AAPL announces earnings beat. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$AMZN announces earnings beat. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$BABA announces earnings beat. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$BIDU announces earnings beat. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$FB announces earnings beat. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$GOOGL announces earnings beat. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$NFLX announces earnings beat. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$NVDA announces earnings beat. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$TSLA announces earnings beat. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$TWTR announces earnings beat. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$AAPL announces earnings miss. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$AMZN announces earnings miss. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$BABA announces earnings miss. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$BIDU announces earnings miss. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$FB announces earnings miss. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$GOOGL announces earnings miss. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$NFLX announces earnings miss. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$NVDA announces earnings miss. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$TSLA announces earnings miss. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$TWTR announces earnings miss. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

.@NYSE FANG+ Index on the move following earnings beat from $AAPL. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

.@NYSE FANG+ Index on the move following earnings beat from $AMZN. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

.@NYSE FANG+ Index on the move following earnings beat from $BABA. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

.@NYSE FANG+ Index on the move following earnings beat from $BIDU. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

.@NYSE FANG+ Index on the move following earnings beat from $FB. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

.@NYSE FANG+ Index on the move following earnings beat from $GOOGL. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

.@NYSE FANG+ Index on the move following earnings beat from $NFLX. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

.@NYSE FANG+ Index on the move following earnings beat from $NVDA. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

.@NYSE FANG+ Index on the move following earnings beat from $TSLA. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

.@NYSE FANG+ Index on the move following earnings beat from $TWTR. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

$AAPL earnings miss puts @NYSE FANG+ Index on the move. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD Learn more here: MicroSectors.com/fang

$AMZN earnings miss puts @NYSE FANG+ Index on the move. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD Learn more here: MicroSectors.com/fang

$BABA earnings miss puts @NYSE FANG+ Index on the move. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD Learn more here: MicroSectors.com/fang

$BIDU earnings miss puts @NYSE FANG+ Index on the move. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD Learn more here: MicroSectors.com/fang

$FB earnings miss puts @NYSE FANG+ Index on the move. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD Learn more here: MicroSectors.com/fang

$GOOGL earnings miss puts @NYSE FANG+ Index on the move. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD Learn more here: MicroSectors.com/fang

$NFLX earnings miss puts @NYSE FANG+ Index on the move. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD Learn more here: MicroSectors.com/fang

$NVDA earnings miss puts @NYSE FANG+ Index on the move. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD Learn more here: MicroSectors.com/fang

$TSLA earnings miss puts @NYSE FANG+ Index on the move. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD Learn more here: MicroSectors.com/fang

$TWTR earnings miss puts @NYSE FANG+ Index on the move. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD Learn more here: MicroSectors.com/fang

.@NYSE FANG+ Index on the move following top & bottom line beats from $AAPL. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

.@NYSE FANG+ Index on the move following top & bottom line beats from $AMZN. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

.@NYSE FANG+ Index on the move following top & bottom line beats from $BABA. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

.@NYSE FANG+ Index on the move following top & bottom line beats from $BIDU. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

.@NYSE FANG+ Index on the move following top & bottom line beats from $FB. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

.@NYSE FANG+ Index on the move following top & bottom line beats from $GOOGL. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

.@NYSE FANG+ Index on the move following top & bottom line beats from $NFLX. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

.@NYSE FANG+ Index on the move following top & bottom line beats from $NVDA. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

.@NYSE FANG+ Index on the move following top & bottom line beats from $TSLA. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

.@NYSE FANG+ Index on the move following top & bottom line beats from $TWTR. $FNGU $FNGO $FNGS $GNAF $FNGZ $FNGD MicroSectors.com/fang

MICROSECTORS Bank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricing supplement, product supplement, prospectus supplement and prospectus) with the SEC for each of the ETN offerings to which this communication relates. Before you invest, you should read those documents and the other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. You may obtain these documents free of charge by visiting the SEC's website at www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you these documents if you request by calling our agent toll-free at 1-877-369-5412.